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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-4 (File No. 333-82632), Form S-3 (File No. 333-30559 and No. 333-57507), and on Form S-8 (File No. 33-42354,
No. 33-63510, No. 33-79654, No. 33-79756, No. 33-79664, No. 333-48357, No.
333-68815, No. 333-81821 and No. 333-94405).



ARTHUR ANDERSEN LLP

Phoenix, Arizona
March 20, 2002